Exhibit 99.1

Contacts:

Thomas J. Hollister	Edward J. Faneuil
Chief Operating Officer and	Executive Vice President,
Chief Financial Officer	General Counsel and Secretary
Global Partners LP	Global Partners LP
(781) 894-8800	(781) 894-8800

GLOBAL PARTNERS ANNOUNCES AMENDMENT TO
REVOLVING CREDIT AGREEMENT

Amendment Increases Partnership’s Acquisition Facility by $50 Million;
Credit Agreement Extended Through April 2011

Waltham, Mass., April 26, 2007 — Global Partners LP (NYSE:GLP), one of the Northeast’s largest wholesale distributors of gasoline, distillates and residual oil to wholesalers, retailers and commercial customers, today announced an expansion of its existing senior secured credit agreement.  The partnership and its 12-member lending group have signed an amendment that increases the amount available to the partnership for acquisitions from $35 million to $85 million.  The amendment also extends the term of the agreement through April 2011.

Global Partners plans to use a portion of the acquisition facility to finance its purchase from ExxonMobil Oil Corporation of three refined product terminals located in Albany and Newburgh, New York and Burlington, Vermont.  The acquisition, announced in March, is expected to close in the second quarter of 2007.

“We look forward to completing the ExxonMobil transaction,” said Eric Slifka, president and chief executive officer of Global Partners.  “The additional capital available under the amended credit facility provides us with further financial flexibility and reflects strong support from our lending group.”

Bank of America serves as agent for the credit agreement, which also includes a $550 million facility to be used for working capital purposes and a $15 million revolving credit facility to be used for general partnership purposes. The other lenders are Citizens Bank of Massachusetts, Fortis Capital Corp., JPMorgan Chase Bank, KeyBank, Societe Generale, Sovereign Bank, Standard Chartered Bank, TD Banknorth Inc., Wachovia Bank, Webster Bank and Wells Fargo Bank.

As previously announced, Global Partners also plans to finance the acquisition of the ExxonMobil terminals with proceeds from the sale of its shares of NYMEX Holdings and related NYMEX seats and the sale of $50 million of Class B units.  Kayne Anderson MLP Investment Company and funds managed by Tortoise Capital Advisors, LLC and Fiduciary Asset Management, LLC are purchasing the Class B units in a private placement.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast.  The partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the Northeast.  Global Partners LP trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, please visit www.globalp.com.

Safe Harbor Statement

This news release contains certain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue” or other similar words.  Such statements may discuss business prospects, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP’s ability to make distributions to unitholders. These statements are not guarantees of performance.  Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release.  For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K  for the year ended December 31, 2006.  All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.